EXHIBIT 23


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                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements on (i) Form S-3 No. 333-36805, (ii) Form S-3 No. 333-48551, (iii) Form S-8 No.
333-53653, and (iv) Form S-8 No. 333-53655 of Grove Property Trust of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of Grove Property Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                        /s/ERNST & YOUNG LLP

Boston, Massachusetts
March 17, 2000